Exhibit 99.1

Distribution Solutions Group’s Operating Company, Lawson Products, Announces Strategic Acquisition

FORT WORTH, TEXAS, January 22, 2024 - Distribution Solutions Group, Inc. (NASDAQ:DSGR) (“DSG” or the “Company”), a premier specialty distribution company, today announced that its operating company, Lawson Products, completed the acquisition of Safety Supply Illinois LLC, DBA Emergent Safety Supply (ESS), a national distributor of safety products based near Chicago in Batavia, IL.

“We are excited to announce the acquisition of ESS,” said Cesar Lanuza, President & Chief Executive Officer of Lawson Products. “ESS is a leader in the safety products and services market, and this acquisition accelerates Lawson’s safety product expansion plans to better serve customers in all of our end markets. ESS expands Lawson’s safety product offering by over four times. ESS strengthens Lawson’s technical expertise necessary to succeed in the safety product category, which will benefit Lawson’s existing customers, and DSG customers more broadly, who need high-quality safety products and services.”

Mary Porter, Chief Executive Officer of ESS commented, “We’re very excited to join Lawson Products and to be a driver of expanding their safety product offering. ESS customers, suppliers and employees will benefit from partnering with Lawson by attracting new customers, leveraging Lawson’s valuable vendor management inventory services, adding additional product categories, and a larger distribution network.”

ESS generates annual sales of approximately $13 million and is expected to be accretive to DSG’s adjusted EBITDA margins. The acquisition is being funded through DSG’s cash from operations.

About Distribution Solutions Group, Inc.

Distribution Solutions Group (“DSG”) is a premier multi-platform specialty distribution company providing high touch, value-added distribution solutions to the maintenance, repair & operations (MRO), the original equipment manufacturer (OEM) and the industrial technologies markets. DSG was formed through the strategic combination of Lawson Products, a leader in MRO distribution of C-parts, Gexpro Services, a leading global supply chain services provider to manufacturing customers, and TestEquity, a leader in electronic test & measurement solutions.

Through its collective businesses, DSG is dedicated to helping customers lower their total cost of operation by increasing productivity and efficiency with the right products, expert technical support and fast, reliable delivery to be a one-stop solution provider. DSG serves approximately 170,000 customers in several diverse end markets supported by approximately 3,800 dedicated employees and strong vendor partnerships. DSG ships from strategically located distribution and service centers to customers in North America, Europe, Asia, South America and the Middle East.

For more information on Distribution Solutions Group, please visit www.distributionsolutionsgroup.com.

About Lawson Products

Lawson Products (Lawson) is the solution to all MRO needs. Since 1952, Lawson has been helping make customers’ jobs easier by improving efficiency, productivity, and overall performance. Lawson is dedicated to helping customers in the U.S. and Canada lower their total cost of operation by increasing productivity and efficiency. Lawson provides customers with a seamless and personalized experience and understands that different businesses have unique requirements and offers a range of services tailored to meet your needs. Lawson offers vendor-managed inventory services and online purchasing or supports customers through a dedicated inside sales team and ships from several strategically located distribution centers to customers in all 50 states, Puerto Rico, Canada, Mexico, and the Caribbean.

About Emergent Safety Supply

Emergent Safety Supply (ESS) is a national distributor of safety products. ESS was established in 1985 and purchased by Mary Porter in 2011. Over the past 12 years, ESS has evolved from a local/regional distributor into a national distributor, carrying leading brands of safety supplies, personal protective equipment, hand protection, hearing protection, eyewear, prescription eyewear, head protection, ergonomics, first aid, fall protection, gas monitors, signage, and more. ESS uses supply chain integration to streamline processes from vendor to customer, while stocking a wide variety of products and generally ships on a same day basis. For more information, please visit www.emergentsafety.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. The terms “aim,” “anticipate,” “believe,” “contemplates,” “continues,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely,” “may,” “might,” “objective,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “shall,” “should,” “strategy,” “will,” “would,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements. Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks, uncertainties and assumptions, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. DSG can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and DSG cautions readers not to place undue reliance on such statements, which speak only as of the date made. DSG undertakes no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Certain risks associated with DSG’s business are also discussed from time to time in the reports DSG files with the SEC, including DSG’s Annual Report on Form 10-K, DSG’s Quarterly Reports on Form 10-Q and DSG’s Current Reports on Form 8-K, which should be reviewed carefully. In addition, the following factors, among others, could cause actual outcomes and results to differ materially from those discussed in the forward-looking statements: (i) unanticipated difficulties or expenditures relating to the mergers; (ii) the risk that stockholder litigation in connection with the mergers results in significant costs of defense, indemnification and liability; (iii) any problems arising in combining the businesses of Lawson Products, TestEquity and Gexpro Services, which may result in the combined company not operating as effectively and efficiently as expected; and (iv) the risks that DSG may encounter difficulties integrating the business of DSG with the business of other companies that DSG has acquired or has otherwise combined with, that DSG may not achieve the anticipated synergies contemplated with respect to any such business or transactions and that certain assumptions with respect to such business or transactions could prove to be inaccurate.

Contacts

Company:

Distribution Solutions Group, Inc.

Ronald J. Knutson

Executive Vice President, Chief Financial Officer and Treasurer

1-888-611-9888

Investor Relations:

Three Part Advisors, LLC

Steven Hooser / Sandy Martin

214-872-2710 / 214-616-2207

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